UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

STRATCAP DIGITAL INFRASTRUCTURE REIT, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

On or about November 21, 2025, StratCap Digital Infrastructure REIT, Inc. intends to send the following e-mail message to certain financial advisors.

Subject: Important Stockholder Notification – StratCap Digital Infrastructure REIT, Inc.

This email is to inform you that StratCap Digital Infrastructure REIT, Inc. (“DIR,” “the Company,” “we” or “us”) is sending proxy materials to stockholders of record as of November 14, 2025 regarding the 2025 Annual Meeting of Stockholders of the Company that will be held on December 19, 2025, at 10:00 a.m. local time at 30 Rockefeller Plaza, Suite 2050, New York, NY 10112. The purposes of the meeting are to:

•	consider and vote upon the election of nine directors to hold office until the 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

•	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

•	transact such other business as may properly come before the 2025 Annual Meeting of Stockholders or any adjournment or postponement thereof.

Please Encourage Your Clients To Vote

Reaching quorum is essential for the annual meeting to proceed, so we kindly ask that you encourage your DIR investors to cast their votes either by phone, internet, or in person. Click on the link below to view a copy of the proxy statement so you can better understand the details and inform your clients.

Proxy Statement

Investors who have consented to electronic delivery will receive the proxy statement via e-mail. All others will receive a hard copy at their address of record.

Please note: The proxy statement and annual meeting only apply to stockholders of DIR and not unitholders of the Company’s operating partnership.

For more information, contact

877-907-1148